Exhibit 5.1



April 1, 2004


NYMAGIC, INC.
919 Third Avenue, 10th Floor
New York, New York 10022

               Re:   NYMAGIC, INC.
                     Registration Statement on Form S-4


Ladies and Gentlemen:

               This opinion is delivered in our capacity as counsel to NYMAGIC, INC., a New York corporation ("NYMAGIC"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by NYMAGIC with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by NYMAGIC of up to $100,000,000 aggregate principal amount of its 6.50% Senior Notes due 2014 (the "New Notes").

               The New Notes will be issued under an indenture, dated as of March 11, 2004, and a first supplemental indenture, dated as of March 11, 2004 (as so supplemented, the "Indenture") between NYMAGIC and Wilmington Trust Company, as trustee (the "Trustee"). The New Notes will be offered by NYMAGIC in exchange for $100,000,000 aggregate principal amount of its outstanding 6.50% Senior Notes due 2014.

               In  connection  with this  opinion,  we have  examined  copies or originals of such documents, resolutions, certificates and instruments of NYMAGIC as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the authority of all persons or entities signing all documents examined by us, (iii) the legal capacity of natural persons, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and (vi) the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of NYMAGIC.

               Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, when the New Notes have been duly authenticated by Wilmington

Trust Company, in its capacity as Trustee, and duly executed and delivered on behalf of NYMAGIC as contemplated by the Registration Statement, the Notes will be legally issued and will constitute binding obligations of NYMAGIC enforceable against NYMAGIC in accordance with their terms.

               Our opinion set forth above is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

               We are members of the Bar of the State of New York, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of New York.

               We hereby consent to being named as counsel to NYMAGIC in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.



                                Very truly yours,
                                /s/ Paul, Hastings, Janofsky & WALKER LLP

                                       2